As filed with the Securities and Exchange Commission on August 26, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The TJX Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2207613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701

(508) 390-1000

(Address or Principal Executive Offices) (Zip Code)

STOCK INCENTIVE PLAN

EXECUTIVE SAVINGS PLAN

(Full title of the plan)

Alicia C. Kelly

Executive Vice President, Secretary and General Counsel

The TJX Companies, Inc.

770 Cochituate Road

Framingham, MA 01701

(508) 390-1000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Jane D. Goldstein

Tara Fisher

Ropes & Gray LLP

800 Boylston Street

Prudential Tower

Boston, MA 02199

(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(b) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register an additional 27,000,000 shares of common stock, par value $1.00 (“Common Stock”), to be offered pursuant to the Stock Incentive Plan (the “SIP”) of The TJX Companies, Inc. (the “Company”) as restated effective January 31, 2022, and to register $200,000,000 of additional deferred compensation obligations (“Deferred Compensation Obligations”) to be offered pursuant to the Executive Savings Plan (the “ESP”) of the Company, as amended and restated effective January 1, 2022.

A registration statement on Form S-8 (333-189511) filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2013 to register an additional 26,000,000 shares of Common Stock offered pursuant to the SIP, a registration statement on Form S-8 (No. 333-162218) filed with the Commission on September 30, 2009 to register an additional 15,590,495 shares of Common Stock offered pursuant to the SIP, and a registration statement on Form S-8 (No. 333-116277) filed with the Commission on June 8, 2004 to register an additional 36,000,000 shares of Common Stock offered pursuant to the SIP are currently effective and are each hereby incorporated herein by reference.

A registration statement on Form S-8 (333-169297) filed with the Commission on September 10, 2010 to register $125,000,000 additional Deferred Compensation Obligations offered pursuant to the ESP and a registration statement on Form S-8 (333-63293) filed with the Commission on September 11, 1998 to register $40,000,000 Deferred Compensation Obligations offered pursuant to the ESP are currently effective and are each hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit	Description

5	Opinion of Alicia C. Kelly, Executive Vice President, Secretary, and General Counsel of The TJX Companies, Inc.

10.1	The TJX Companies, Inc. Stock Incentive Plan (2022 Restatement) is incorporated by reference to Exhibit 10.1 to the Form 10-Q filed for the quarter ended July 30, 2022.

10.2	The TJX Companies, Inc. Executive Savings Plan, as amended and restated, effective as of January 1, 2022, is incorporated by reference to Exhibit 10.46 to the Form 10-K filed for the fiscal year ended January 29, 2022.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of General Counsel (included in Exhibit 5).

24	Powers of Attorney (included under Signatures and Power of Attorney).

107	Filing Fee Table

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on August 26, 2022.

THE TJX COMPANIES, INC

By:	/s/ Alicia C. Kelly
Name: Alicia C. Kelly
Title: Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on August 26, 2022.

Further, we, the undersigned officers and directors of The TJX Companies, Inc. (the “Corporation”) hereby severally constitute and appoint Ernie Herrman, Scott Goldenberg and Alicia C. Kelly, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as indicated, any and all amendments or supplements to this Registration Statement on Form S-8 of the Corporation, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments.

Signature	Title

/s/ Ernie Herrman	Chief Executive Officer and Director
ERNIE HERRMAN	(Principal Executive Officer)

/s/ Scott Goldenberg	Senior Executive Vice President and Chief Financial Officer
SCOTT GOLDENBERG	(Principal Financial Officer and Principal Accounting Officer)

/s/ José B. Alvarez	Director
JOSÉ B. ALVAREZ

/s/ Alan M. Bennett	Director
ALAN M. BENNETT

/s/ Rosemary Berkery	Director
ROSEMARY T. BERKERY

/s/ David Ching	Director
DAVID T. CHING

/s/ C. Kim Goodwin	Director
C. KIM GOODWIN

/s/ Michael F. Hines	Director
MICHAEL F. HINES

/s/ Amy B. Lane	Director
AMY B. LANE

/s/ Carol Meyrowitz	Director, Executive Chairman of the Board of Directors
CAROL MEYROWITZ

/s/ Jackwyn L. Nemerov	Director
JACKWYN L. NEMEROV

/s/ John F. O’Brien	Director
JOHN F. O’BRIEN